SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 11, 2011

NewPower Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-16157	52-2208601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 17296, Stamford CT	06907
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 329-8412

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act  (17 CFR 240.14a-12(b))

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously reported, on August 15, 2003, the United States Bankruptcy Court for the Northern District of Georgia, Newnan Division (the “Bankruptcy Court”) confirmed the Second Amended Chapter 11 Plan (the “Plan”) with respect to NewPower Holdings, Inc. (the “Company”) and TNPC Holdings, Inc. (“TNPC”), a wholly owned subsidiary of the Company. As previously reported, on February 28, 2003, the Bankruptcy Court previously confirmed the Plan, and the Plan has been effective as of March 11, 2003, with respect to The New Power Company, a wholly owned subsidiary of the Company (together with the Company and TNPC, the “Debtors”).  The Plan became effective on October 9, 2003 with respect to the Company and TNPC.

As previously reported, the Bankruptcy Court issued an order approving a final distribution to registered holders of the Company’s common stock on March 16, 2007 (the “Final Distribution Order”).  Pursuant to the Final Distribution Order, on April 29, 2011, the Company made a final distribution of liquidation proceeds to registered holders of its common stock in an amount equal to $0.001 per share of common stock of the Company held on April 24, 2007, the final record date for this distribution, less any amounts withheld as required by federal tax regulations.  As a result of the $1.00 threshold for receipt of a distribution pursuant to the Final Distribution Order, any shareholder with less than 1,000 shares of common stock of the Company is not entitled to this distribution.  There will be no further distributions of liquidation proceeds by the Company to holders of its common stock.

On May 11, 2011, the Bankruptcy Court issued a final decree closing the Debtors’ chapter 11 cases.  Pursuant to this final decree, registered holders of common stock that receive final distributions will have ninety (90) days from the date of the mailing to cash their distribution checks.  All distribution checks that have not been cashed within 90 days of the date of mailing will be canceled, and all remaining funds will then be delivered to the registry of the Bankruptcy Court.

Cautionary Statement

This disclosure contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934.  These statements involve risks and uncertainties and may differ materially from actual future events or results.  Although we believe that our expectations and beliefs are based on reasonable assumptions, we can give no assurance that our goals will be achieved.  The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 11, 2011

NEWPOWER HOLDINGS, INC.

By: /s/ M. Patricia Foster
Name: M. Patricia Foster
Title: President & Chief Executive Officer